SERVICE AGREEMENT

THIS AGREEMENT    dated for reference the 14th day of October, 2005

BETWEEN:          Pratt Barndollar
                           (the "Service Provider")

AND:                       Strata Oil & Gas Inc.
                           #408- 918 16th Ave NW
                           Calgary, Alberta
                           T2M O3K

                           (the "Company")
WHEREAS:

A. The Company is a Canadian corporation in the business of oil and gas exploration; and B. The Company desires to develop oil and gas properties; and
C. The Company desires to retain the services of the Service Provider in the capacity pursuant to the terms hereof;  and
D. The Service Provider is an individual possessing professional qualifications in the oil and gas exploration industry; and
E. The Service Provider is willing to serve as a Director of the Company

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows

1. ENGAGEMENT: The Company herby engages the Service Provider to provide the services referred to in Section 3 hereof for the consideration hereinafter set forth and the Service Provider hereby accepts such engagement by the Company, all and subject to the terms and conditions of this Agreement.

2. TERM: The Service Provider's engagement shall commence October 12, 2005 and continue for as long as the Service Provider is a director of the Company. Nothing herein shall prevent the Service Provider from offering or performing services to other businesses.

3. DUTIES: The Service Provider will utilize his expertise to serve on the Board of Directors of the Company.

4. COMPENSATION: In consideration for the services of the Service Provider to be provided to the Company under this agreement, the Company will pay to the Service Provider and/or his agent, an amount of USD $ 500 per month. Payment will be made to the Service Provider in advance on a quarterly basis.

5. CONFIDENTIALITY AND NON-DISCLOSURE: The Service Provider agrees on behalf of himself that any information provided to him by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement or as directed by legal or regulatory authority.

6. ENTIRE AGREEMENT: This Agreement, hereto constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other then set forth in this Agreement and there are no agreement collateral hereto other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by both parties hereto.

7. COUNTERPARTS: This Agreement may be executed in counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date set out above of this Agreement.

                                                     Strata Oil & Gas Inc.
Per Pratt Barndollar                                 Per Manny Dhinsa, President
Authorized Signatory                                 Authorized Signatory

/s/ Pratt Barndollar                                 /s/ Manny Dhinsa
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